SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 13, 2017

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As Ionis Pharmaceuticals, Inc. (the “Company”) previously reported in the Company’s Form 10-Q for the quarterly period ended September 30, 2017, as filed with the Securities Exchange Commission on November 7, 2017, Brett Monia, a founder of Ionis, and head of Drug Discovery and the inotersen program, will become Chief Operating Officer of the Company effective in January 2018.  On December 13, 2017, the Company’s Compensation Committee approved granting Dr. Monia promotional stock awards on the date of his promotion of a stock option to purchase 30,000 shares of the Company’s common stock and a restricted stock unit (“RSU”) award for 6,667 shares of the Company’s common stock.  Twenty five percent of the shares subject to the stock option will vest on the one year anniversary of the stock option grant, with the remaining shares vesting thereafter in 36 equal monthly installments.  The RSU award will vest in four equal annual installments.  In addition, the Company’s Compensation Committee approved a 2018 annual salary for Dr. Monia of $510,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: December 15, 2017	By:	/s/ B. Lynne Parshall
B. Lynne Parshall
Chief Operating Officer